EXHIBIT 10.1

OMNIBUS AMENDMENT AND TERMINATION AGREEMENT

(to certain documents and agreements described below)

This Omnibus Amendment and Termination Agreement (this “Agreement”) is entered into as of March 31, 2003 by and among the following parties:

•	Xcel Pharmaceuticals, Inc., a Delaware corporation (“Xcel”);

•	Elan Pharma International Limited, a corporation organized under the laws of the Republic of Ireland (“EPIL”);

•	Elan Pharmaceuticals, Inc., a Delaware corporation (“EPI”); and

•	Elan International Services Ltd, a Bermuda corporation (“EIS” — EPIL, EPI, EIS and their respective affiliates are referred to generally and collectively, as the “Elan Entities”).

This Agreement is entered into by the parties with respect to the rights and obligations of such parties set forth in the following agreements (collectively, the “Transaction Documents”) (unless otherwise noted, capitalized but undefined terms shall have the meaning ascribed to such terms in Section 1 below):

•	the Financing Agreement (including, without limitation, the related Security Agreement, Patent and Trademark Security Agreement, Acquisition Note and Line of Credit Note);

•	the Diastat® Asset Purchase Agreement;

•	the Mysoline® Asset Purchase Agreement;

•	the Co-Promotion Agreement;

•	the Series A-1 Stock Purchase Agreement;

•	the Voting Agreement;

•	the Investors’ Rights Agreement;

•	the Zonegran® Side Letter; and

•	the Stock Purchase Side Letter.

This Agreement is entered into with reference to the following facts:

A. In connection with the Product Acquisition Transaction, in March and April 2001, the Elan Entities: (i) sold the products Diastat and Mysoline to Xcel, (ii) loaned Ninety-Nine Million U.S. Dollars (U.S. $99,000,000) to Xcel as product acquisition indebtedness, (iii)

provided Xcel with access to a working capital line of credit in the amount of Ten Million U.S. Dollars (U.S. $10,000,000) (which working capital line was subsequently drawn down by Xcel in June 2002) and (iv) agreed to pay to Xcel a percentage of sales of the Elan Entities’ product Zanaflex® under the terms of the Co-Promotion Agreement and Xcel agreed to pay to the Elan Entities a percentage of sales of Xcel’s product Mysoline under the Mysoline Asset Purchase Agreement. Since March 31, 2002, Elan has not made any payments to Xcel pursuant to the Co-Promotion Agreement. Xcel has not made any corresponding repayments to Elan under the Mysoline Asset Purchase Agreement.

B. In March 2001, in the Stock Purchase Transaction, Xcel, pursuant to the terms of the Series A-1 Stock Purchase Agreement, offered and sold to Elan Three Million (3,000,000) shares of its Series A-1 Preferred Stock at a price of Five Dollars ($5.00) per share for an aggregate purchase price of Fifteen Million Dollars ($15,000,000). In connection with such sale, Xcel granted Elan certain (i) information and registration rights pursuant to the Investors’ Rights Agreement and (ii) certain voting rights pursuant to the Voting Agreement.

C. Pursuant to the terms of the Zonegran Side Letter, Elan granted Xcel a right of first negotiation, under certain circumstances, with respect to Elan’s product Zonegran.

D. Pursuant to the Stock Purchase Side Letter, Elan agreed, under certain circumstances, to purchase certain shares of capital stock of Xcel to be sold by Xcel in certain future financings.

E. The parties now desire to amend the foregoing described arrangements (and, in certain instances, terminate all obligations of the parties with respect to certain such arrangements) as described below.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. The following capitalized terms shall have their meaning set forth below:

(a) “Acquisition Notes” shall mean (i) that certain Acquisition Note dated March 31, 2001 in the amount of Forty-Two Million U.S. Dollars (U.S. $42,000,000) issued under and pursuant to the Financing Agreement and (ii) all other Acquisition Notes (as such term is defined in the Financing Agreement), if any, that have been issued by Xcel from time to time with respect to any Acquisition Loan (as such term is defined in the Financing Agreement) under and pursuant to the Financing Agreement.

(b) “Affiliate” of any party shall mean any Person, directly or indirectly controlling, controlled by, or under common control with such other Person.

(c) “Closing” shall have the meaning set forth in Section 2(a) below.

(d) “Closing Date Interest Payment” shall mean, as of the date of Closing, the amount of all accrued and unpaid interest under the Acquisition Notes and the Line of Credit Note issued pursuant to the Financing Agreement. As of March 31,

2003, the Closing Date Interest Payment shall be equal to One Million Nine Hundred Seven Thousand Five Hundred U.S. Dollars (U.S. $1,907,500).

(e) “Co-Promotion Agreement” shall mean that certain Co-Promotion Agreement by and between Xcel and EPI dated as of June 29, 2001.

(f) “Diastat Asset Purchase Agreement” shall mean that certain Amended and Restated Diastat Asset Purchase Agreement by and among Xcel, EPI and EPIL dated as of March 31, 2001.

(g) “Financing Agreement” shall mean that certain Amended and Restated Product Acquisition Financing Agreement by and between Xcel and EPIL dated as of March 31, 2001.

(h) “Investors’ Rights Agreement” shall mean that certain Investors’ Rights Agreement dated as of March 30, 2001, as amended and restated by the Amended and Restated Investors’ Rights Agreement dated as of June 24, 2002.

(i) “Lien Release” shall mean the Lien Release in the form attached hereto as Exhibit A.

(j) “Line of Credit Note” shall mean that certain Line of Credit Note dated March 31, 2001 in the amount of Ten Million U.S. Dollars (U.S. $10,000,000) issued under and pursuant to the Financing Agreement.

(k) “Management Agreement” shall mean that certain Management Rights Letter executed by Xcel in favor of EIS on March 30, 2001.

(l) “Mysoline Asset Purchase Agreement” shall mean that certain Amended and Restated Mysoline Asset Purchase Agreement by and between Xcel and EPIL dated as of April 1, 2001.

(m) “Patent and Trademark Security Agreement” shall mean that certain Patent and Trademark Security Agreement by and between Xcel and EPIL dated as of March 31, 2001.

(n) “Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or governmental or regulatory authority or agency.

(o) “Product Acquisition Transaction” shall mean the transactions contemplated by the Financing Agreement, the Diastat Asset Purchase Agreement, the Mysoline Asset Purchase Agreement and the Co-Promotion Agreement.

(p) “Product Financing and Share Payment” shall mean the amount of Seventy-Nine Million Five Hundred Thousand U.S. Dollars (U.S. $79,500,000).

(q) “RepurchaseShares” shall mean Three Million (3,000,000) shares of the Series A-1 Preferred Stock of Xcel that are held by EIS.

(r) “Security Agreement” shall mean that certain Security Agreement dated as of March 31, 2001 by and between Xcel and EPIL.

(s) “Series A-1 Stock Purchase Agreement” shall mean that certain Series A-1 Preferred Stock Purchase Agreement dated as of March 30, 2001 by and among Xcel and certain “Investors” named therein.

(t) “Share Certificate” shall mean that certain stock certificate numbered PA 1/4 with respect to the Repurchase Shares.

(u) “Stock Purchase Side Letter” shall mean that certain letter agreement by and between Xcel and EIS dated as of June 29, 2001 regarding EIS’ obligation to purchase capital stock of Xcel.

(v) “Stock Purchase Transaction” shall mean the transactions contemplated by the Series A-1 Stock Purchase Agreement, the Voting Agreement and the Investors’ Rights Agreement.

(w) “Voting Agreement” shall mean that certain Voting Agreement dated as of March 30, 2001, as amended and restated by the Amended and Restated Voting Agreement dated as of June 24, 2002.

(x) “Working Capital Repayment” shall mean the payment of the Line of Credit Note in the amount of Ten Million U.S. Dollars (U.S. $10,000,000).

(y) “Zonegran Side Letter” shall mean that certain letter agreement by and between Xcel and EPIL dated as of June 29, 2001 regarding Elan’s product Zonegran.

2.        Closing.

(a) Closing Time and Place. The execution and delivery of this Agreement and the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at the offices of Pillsbury Winthrop LLP, 11682 El Camino Real, Suite 200, San Diego, California 92130 at 10:00 a.m. on March 31, 2003 or at such other time as the parties hereto shall mutually agree.

(b) Closing Deliverables. The obligations of each of the parties shall be conditioned upon the receipt at the Closing of the following (each party hereby agreeing that a failure to deliver its respective deliverables at the Closing shall be deemed to be a breach of this Agreement):

(i) By Xcel. At the Closing, Xcel shall deliver or cause to be delivered to the following parties the following items:

(1) The Working Capital Repayment by wire transfer of funds to an account designated by EPIL in writing not less than one (1) day prior to the Closing;

(2) The Product Financing and Share Payment by wire transfer of funds to an account designated by EPIL (for the benefit of EPIL and EIS) in writing not less than one (1) day prior to the Closing;

(3) The Closing Date Interest Payment by wire transfer of funds to an account designated by EPIL in writing not less than one (1) day prior to the Closing;

(4) A signature page to this Agreement, duly executed by an authorized representative of Xcel, which signature page shall be delivered to each of the Elan Entities; and

(5) An acknowledgment and release letter with respect to the obligations of Upsher-Smith to make payment to Elan in form and substance satisfactory to the Elan Entities.

(ii) By EIS. At the Closing, EIS shall deliver or cause to be delivered to Xcel the following items:

(1) The Share Certificate, together with an assignment separate from certificate executed in favor of Xcel dated as of the date of Closing;

(2) A signature page to the Second Amended and Restated Voting Agreement in the form attached hereto as Exhibit B, duly executed by an authorized representative of EIS; and

(3) A signature page to this Agreement, duly executed by an authorized representative of EIS.

(iii) By EPIL. At the Closing, EPIL shall deliver or cause to be delivered to Xcel, the following items:

(1) A signature page to this Agreement, duly executed by an authorized representative of EPIL;

(2) The original copy of each Acquisition Note to be delivered to Xcel for cancellation or an affidavit of lost promissory note in form and substance satisfactory to Xcel;

(3) The original Line of Credit Note to be delivered to Xcel for cancellation or an affidavit of lost promissory note in form and substance satisfactory to Xcel; and

(4) A Lien Release duly executed by an authorized representatives of EPIL and notarized by an authorized notary of the jurisdiction in which it is executed.

(iv) By EPI. At the Closing, EPI shall deliver or cause to be delivered to Xcel, the following items:

(1) A signature page to this Agreement, duly executed by an authorized representative of EPI.

(c) Certain Conditions to Closing.

(i) By Xcel. Notwithstanding any other provision herein to the contrary, Xcel’s obligation to consummate the transactions contemplated by this Agreement is subject, in all events, to the satisfaction (or waiver, which waiver must be evidenced in writing) of the following conditions on or prior to the Closing:

(1) All representations and warranties of the Elan Entities contained in this Agreement shall be true and correct in all material respects on and as of the Closing, as though given on such date and the Elan Entities shall have performed all agreements and covenants required by this Agreement to be performed by such parties on or prior to the Closing;

(2) No actions or proceedings that question the validity or legality of the transactions contemplated by this Agreement shall have been instituted or threatened and not settled or otherwise terminated;

(3) All consents required by any third party to effect the transactions contemplated by this Agreement shall have been obtained;

(4) The Elan Entities shall have delivered to Xcel each of the items required to be delivered pursuant to Section 2(b)(ii), (iii) and (iv) above;

(5) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Directors of Xcel; and

(6) The closing by Xcel (or the concurrent closing with the Closing) of the sale of its newly-issued debt and equity securities (x) to certain third party investors, (y) on terms and conditions satisfactory to Xcel in its sole discretion and (z) in an aggregate amount of not less than Eighty-Eight Million U.S. Dollars (U.S. $88,000,000).

(ii) By the Elan Entities. Notwithstanding any other provision herein to the contrary, the Elan Entities’ obligation to consummate the transactions contemplated by this Agreement is subject, in all events, to the satisfaction (or waiver, which waiver must be evidenced in writing) of the following conditions on or prior to the Closing:

(1) All representations and warranties of Xcel contained in this Agreement shall be true and correct in all material respects on and as of the Closing, as though given on such date and Xcel shall have performed all agreements and covenants required by this Agreement to be performed by Xcel on or prior to the Closing;

(2) No actions or proceedings that question the validity or legality of the transactions contemplated by this Agreement shall have been instituted or threatened and not settled or otherwise terminated;

(3) All consents required by any third party to effect the transactions contemplated by this Agreement shall have been obtained;

(4) Xcel shall have delivered to the Elan Entities each of the items required to be delivered pursuant to Section 2(b)(i) above; and

(5) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Boards of Directors (or other controlling authority) of each of the Elan Entities.

3. Transactions.

(a) Purchase of Repurchase Shares. Subject to the terms and conditions of this Agreement, at the Closing, Xcel shall repurchase, and Elan shall sell to Xcel, the Repurchase Shares. Effective as of the Closing, EIS agrees that it shall have no further right or title to or interest in or obligation relating to, the Repurchase Shares (including, without limitation, any rights or obligations under the Voting Agreement or the Investors’ Rights Agreement). EIS and Xcel agree to take all such actions at the Closing or thereafter as are reasonably requested by Xcel or EIS, as the case may be, to amend the Investors’ Rights Agreement and the Voting Agreement (and any other agreement pursuant to which EIS or any of its Affiliates may have rights or obligations incident to the ownership by EIS of the Repurchase Shares) to the extent necessary to effect the foregoing, including, without limitation, consenting to an amendment to the Voting Agreement to remove the right of Elan to designate one (1) member of the Board of Directors of Xcel. In addition, EIS and Xcel hereby agree that, effective as of the Closing, the Management Rights Letter shall be terminated and shall be of no further force or effect.

(b) Termination of Stock Purchase Side Letter. Effective as of the Closing (and without the need for any further action of any kind by any Person), the Stock Purchase Side Letter shall be terminated in its entirety and shall be of no further force or effect. Each of Xcel and EIS agree, that following the termination of the Stock Purchase Side Letter as of the Closing, neither party shall have any further rights or obligations under or with respect to the Stock Purchase Side Letter.

(c) Termination of Zonegran Letter. Effective as of the Closing (and without the need for any further action of any kind by any Person), the Zonegran Side Letter shall be terminated in its entirety and shall be of no further force or effect. Each of Xcel and EPIL agree that, following the termination of the Zonegran Side Letter as of the Closing, neither party shall have any further rights or obligations under or with respect to the Zonegran Side Letter.

(d) Termination of Co-Promotion Agreement. Effective as of the Closing (and without the need for any further action of any kind by any Person), the Co-Promotion Agreement shall be terminated in its entirety and shall be of no further force or effect, which termination shall be deemed to have been effective as of March 31, 2002. Each of Xcel and EPI agree that, following the termination of the Co-Promotion Agreement, neither party shall have any further rights or obligations under or with respect to the Co-Promotion Agreement.

(e) Termination of the Financing Agreement and Security Agreements; Satisfaction of Obligations; Release of Liens.

(i) Effective as of the Closing (and without the need for any further action of any kind by any Person), each of (x) the Financing Agreement, (y) the Security Agreement and (z) the Patent and Trademark Security Agreement shall be terminated in its entirety and shall be of no further force or effect. Each of EPIL and Xcel agree that, following the termination of the Financing Agreement, the Security Agreement and the Trademark Security Agreement as of the Closing, neither party shall have any further rights or obligations under or with respect to the Financing Agreement, the Security Agreement or the Patent and Trademark Security Agreement.

(ii) Effective as of the Closing, EPIL (x) acknowledges and agrees that all Obligations (as such term is defined in the Financing Agreement) shall be satisfied in full and (y) releases any and all Liens (as such term is defined in the Financing Agreement) and other security interests that EPIL may have with respect to the Collateral (as such term is defined in the Security Agreement and the Patent and Trademark Security Agreement).

(iii) In furtherance of the foregoing, EPIL agrees that EPIL shall make, execute, acknowledge, deliver, file and record in the proper filings and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be reasonably requested by Xcel, to carry out the intent and purposes of this Agreement. Without limiting the foregoing, as of the Closing, EPIL hereby expressly authorizes Xcel to file UCC termination statements (or similar termination statements or documentation) in each jurisdiction in which a lien in favor of EPIL with respect to the Collateral has been filed.

(iv) EPIL agrees that Regiment Capital III, L.P. (“Regiment”), as lender to Xcel and collateral agent under that certain Financing Agreement dated as of March 28, 2003, shall be entitled to rely, as an intended beneficiary, on the agreements of EPIL set forth in this Section 3(e). Without limiting the foregoing, as of the Closing, Regiment is hereby authorized to file UCC termination statements (or similar termination statements or documentation) in each jurisdiction in which a lien in favor of EPIL with respect to the Collateral has been filed.

(f) Amendment of Diastat Asset Purchase Agreement.

(i) Effective as of the Closing (and without the need for any further action of any kind by any Person), the Diastat Asset Purchase Agreement is amended to provide that, notwithstanding any other provision therein or herein to the contrary, any amounts with respect to Product (as such term is defined in the Diastat Asset Purchase Agreement) returns, rebates and chargebacks, (x) due and payable to EPI or EPIL under such agreement as of the Closing or (y) that become due and payable to EPI or EPIL following the Closing but prior to September 1, 2003 shall be deferred and shall not become due and payable to EPI and EPIL until September 30, 2003; provided, however, that:

(1) Xcel reserves the right with respect to any invoice delivered to Xcel from EPI or EPIL to confirm the correctness of such invoice through a reasonable audit of the supporting information with respect to such invoice (other than with respect to the Confirmed Balance, as defined in Section 3(h)(i)(2) below);

(2) any amounts that accrue on or after the Closing but prior to September 1, 2003 shall only become due and payable on September 30, 2003 to the extent that EPI or EPIL shall have delivered an invoice with respect to such amounts on or before September 10, 2003 (which invoice is confirmed by Xcel or has been resolved pursuant to the Dispute Resolution Procedures set forth in Section 3(h)(iii) below); and

(3) notwithstanding any other provision herein to the contrary, the parties agree that there shall be no interest charge assessed by EPI or EPIL with respect to amounts for Product returns, rebates and chargebacks that are to be paid on September 30, 2003 under this Agreement.

(ii) Except to the limited extent amended hereby, the Diastat Asset Purchase Agreement shall continue in full force and effect on and after the Closing.

(g) Amendment of Mysoline Asset Purchase Agreement.

(i) Effective as of the Closing (and without the need for any further action of any kind by any Person), the Mysoline Asset Purchase Agreement is amended to provide that any amounts with respect to Product (as such term is defined in the Mysoline Asset Purchase Agreement) returns, rebates and chargebacks, (x) due and payable to EPIL under such agreement as of the Closing or (y) that become due and payable to EPIL following the Closing but prior to September 1, 2003 shall be deferred and shall not become due and payable to EPIL until September 30, 2003; provided, however, that:

        (1) Xcel reserves the right with respect to any invoice delivered to Xcel from EPIL to confirm the correctness of such invoice through a reasonable audit of the supporting information with respect to such invoice (other than with respect to the Confirmed Balance);

        (2) any amounts that accrue on or after the Closing but prior to September 1, 2003 shall only become due and payable on September 30, 2003 to the extent that EPIL shall have delivered an invoice with respect to such amounts on or before September 10, 2003 (which invoice is confirmed by Xcel or has been resolved pursuant to the Dispute Resolution Procedures set forth in Section 3(h)(iii) below); and

        (3) notwithstanding any other provision herein to the contrary, the parties agree that there shall be no interest charge assessed by EPIL with respect to amounts for Product returns, rebates and chargebacks that are to be paid on September 30, 2003 under this Agreement.

        (ii) Effective as of the Closing (and without the need for any further action of any kind by any Person), the Mysoline Asset Purchase Agreement is amended to provide that the Royalty Term (as defined in Section 4.01(c) of the Mysoline Asset Purchase Agreement) shall be deemed to have expired and shall have no further force or effect following March 31, 2002.

        (iii) Except to the limited extent amended hereby, the Mysoline Asset Purchase Agreement shall continue in full force and effect on and after the Closing.

(h) Trading Balances; Dispute Resolution.

        (i) Determination of Current Trading Balance.

        (1) The parties agree that as of February 28, 2003, with respect to Product returns, rebates and chargebacks under the MysolineAsset Purchase Agreement and the Diastat Asset Purchase Agreement, the aggregate amount of outstanding invoices as billed by EPI and EPIL to Xcel is Seven Million Eight Hundred Eight Thousand Six Hundred Forty-Eight U.S. Dollars and Fifty-Two Cents ($7,808,648.52) (the “Current Invoiced Balance”).

        (2) Xcel acknowledges that as of Closing it has had the opportunity to review the Current Invoiced Balance and hereby confirms its obligations to EPI and EPIL with respect to Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Confirmed Balance”) of the Current

Invoiced Balance. EPI and EPIL hereby acknowledge and agree that Xcel has not confirmed its obligations to EPI and EPIL with respect to a portion of the Current Invoiced Balance equal to One Million Three Hundred Eight Thousand Six Hundred Forty-Eight U.S. Dollars and Fifty-Two Cents ($1,308,648.52) — the “Unconfirmed Balance”), which Unconfirmed Balance is subject to further audit and confirmation as provided in Sections 3(h)(i)(3) and (h)(iii) below.

        (3) EPI and EPIL agree, within a reasonable amount of time following the Closing, to provide Xcel with additional documentation relating to the Unconfirmed Balance. If within thirty (30) days of receipt of the additional documentation Xcel does not provide a written notice of objection to EPI or EPIL (which notice must contain a statement of each objection and the basis for such objection in reasonable detail) then the parties shall be deemed to have agreed to the Unconfirmed Balance. If Xcel gives timely and proper notice of objection, the parties shall negotiate for a period of thirty (30) days in good faith to resolve any and all objections stated in such notice.

        (ii) Facilitation of Determination of Monthly Invoices. The parties agree that in order to facilitate the determination of amounts of Product returns, rebates and chargebacks (other than with respect to the Unconfirmed Balance, as to which the procedures described in Section 3(h)(i)(2) and (3) above) shall apply in lieu of the procedures described in this Section 3(h)(ii), within ten (10) days of the end of each calendar month, EPI and EPIL shall provide Xcel with an invoice and reasonable evidence supporting such invoice for Product returns, rebates and chargebacks for that month (each a “Monthly Invoice”). Each such invoice shall become due and payable by Xcel thirty (30) days following the delivery of such invoice (except as otherwise provided by Sections 3(f)(i)(2) and 3(g)(i)(2) above, unless prior to such date, Xcel delivers a written notice of its objection to the amounts set forth in such Monthly Invoice (which notice must contain a statement of each objection and the basis for such objection in reasonable detail). If Xcel gives timely and proper notice of objection, the parties shall negotiate for a period of twenty-five (25) days in good faith to resolve any and all objections stated in such notice. If any objection has not been resolved by good faith negotiations then the parties agree to utilize the Dispute Resolution Procedures outlined in Section 3(h)(iii) below.

        (iii) Dispute Resolution Procedures. In any event in which the parties have failed to agrees as to (a) the Unconfirmed Balance or (b) any Monthly Invoice through good faith negotiations, the parties shall engage an independent, internationally recognized accounting firm (which firm shall not be the auditor of any of EPI, EPIL or Xcel) selected by EPI or EPIL, which accounting firm shall be reasonably acceptable to Xcel, in its sole discretion (the “Accounting Firm”) to determine, within fifteen (15) days after being engaged (or such longer period of time as the Accounting Firm may reasonably require), the Unconfirmed Balance or the Monthly Invoice at issue. The determination of the Accounting Firm, as set forth in a notice delivered to EPI, EPIL and Xcel by the Accounting Firm, shall be binding and conclusive on the parties and shall not be subject to review or challenge of any kind. The fees and expenses of the Accounting Firm shall be paid as follows: (1) in the event that the Accounting Firm determines that, with respect to the contested amount (i.e., the difference between the amount that EPI or EPIL, as the case may be, believes is due and the amount that Xcel believes is due), the actual and correct amount due to EPI and EPIL is fifty percent (50%) or greater of such contested amount then Xcel shall pay the fees and expenses of the Accounting Firm; and (2) in the event that the Accounting Firm determines that, with respect to the contested amount (i.e., the difference between the amounts that EPI or EPIL, as the case may be, believes is due and the amount that Xcel believes is due), the actual and correct amount due to EPI and EPIL is less than fifty percent (50%) of such contested amount then EPI and EPIL shall pay the fees and expenses of the Accounting Firm. EPI and EPIL agree to provide the Accounting Firm such information as may be necessary for the Accounting Firm to make such determination (the procedure outlined above are hereinafter referred to as the “Dispute Resolution Procedures”).

        (iv) Notwithstanding the foregoing, the parties agree that in the event that there is any dispute with respect to the Monthly Invoice to be delivered by EPI and EPIL for the month ended August 31, 2003 (or any month prior thereto), the parties shall work together in good faith to reduce the time frames contemplated by Sections 3(h)(iii) to achieve a complete resolution with respect to such Monthly Invoice on or prior to September 30, 2003.

4. Representations and Warranties.

        (a) Representations, Warranties and Covenants of Xcel. Xcel hereby represents and warrants to each of the Elan Entities as follows:

        (i) Organization. Xcel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Xcel has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted by it and is qualified and in good standing to transact business in each jurisdiction in which such qualification is necessary under applicable law, except where such failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of Xcel.

        (ii) Authority. Xcel has full power and authority to execute, deliver and perform this Agreement and any other agreement contemplated hereby to which Xcel is a party. The execution, delivery and performance of this Agreement has been duly authorized and approved by Xcel’s board of directors, and does not require any further authorization or consent of Xcel or its stockholders. This Agreement has been duly authorized, executed and delivered by Xcel and is the legal, valid and binding obligation of Xcel, enforceable in accordance with its terms, except as such enforcement may be limited by (x)

bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting or limiting the enforcement of creditors’ rights generally or (y) the discretion of the appropriate court with respect to specific performance, injunctive relief or other terms of equitable remedies.

        (iii) No Broker. Xcel has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

        (iv) Consents and Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Xcel is required in connection with the consummation of the transactions contemplated by this Agreement. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which Xcel is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Xcel or the consummation of the transactions contemplated hereby.

        (v) Litigation. There is no action, suit, proceeding or investigation pending or currently, to Xcel’s knowledge, threatened against Xcel that questions the validity of this Agreement, or the right of Xcel to enter into this Agreement, or to consummate the transactions contemplated hereby nor is Xcel aware that there is any basis for the foregoing. Xcel is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

        (vi) Compliance with Other Instruments. Xcel is not in violation or default of any provision of its Certificate of Incorporation, or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of any Federal or state statute, rule or regulation applicable to Xcel, except such violations or defaults which do not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of Xcel. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Xcel or thesuspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Xcel, its business or operations or any of its assets or properties.

        (vii) No Default. To the best of its knowledge, Xcel is not aware of any violation or default and has no knowledge of any event that, with the passage of time or otherwise, may result in any default on behalf of any of the Elan Entities under any of the Transaction Documents (it being understood that, with the permission of the Elan Entities, Xcel has not made any royalty payments to the Elan Entities under the Mysoline Asset Purchase Agreement since March 31, 2002).

(b) By the Elan Entities. The Elan Entities hereby jointly and severally represent and warrant to Xcel as follows:

(i) Organization. Each Elan Entity is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Elan Entity has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted by it and is qualified and in good standing to transact business in each jurisdiction in which such qualification is necessary under applicable law, except where such failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of such Elan Entity.

(ii) Authority. Each Elan Entity has full power and authority to execute, deliver and perform this Agreement and any other agreement contemplated hereby to which such Elan Entity is a party. The execution, delivery and performance of this Agreement has been duly authorized and approved by each Elan Entity’s board of directors or other controlling body, and does not require any further authorization or consent of such Elan Entity or its stockholders or members (as applicable). This Agreement has been duly authorized, executed and delivered by each Elan Entity and is the legal, valid and binding obligation of each Elan Entity, enforceable in accordance with its terms, except as such enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting or limiting the enforcement of creditors’ rights generally or (y) the discretion of the appropriate court with respect to specific performance, injunctive relief or other terms of equitable remedies.

(iii) No Broker. None of the Elan Entities has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

(iv) Consents and Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of any Elan Entity is required in connection with the consummation of the transactions contemplated by this Agreement. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which any Elan Entity is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by such Elan Entity or the consummation of the transactions contemplated hereby.

(v) Litigation. There is no action, suit, proceeding or investigation pending or currently, to any Elan Entity’s knowledge, threatened against any Elan Entity that questions the validity of this Agreement, or the right of such Elan Entity to enter into this Agreement, or to consummate the transactions contemplated hereby nor is any Elan Entity aware that there is any basis for the foregoing. No Elan Entity is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would question the validity of this Agreement, or the right of such Elan Entity to enter into this Agreement, or to consummate the transactions contemplated herein.

(vi) Compliance with Other Instruments. No Elan Entity is in violation or default of any provision of its charter, Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of any federal or state statute, rule or regulation applicable to such Elan Entity, except such violations or defaults which do not have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of any Elan Entity or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to any Elan Entity, its business or operations or any of its assets or properties.

(vii) Ownership of Shares and Notes. The Repurchase Shares are (prior to giving effect to the transactions contemplated by this Agreement) owned beneficially and of record by EIS free and clear of all liens, encumbrances, charges and assessments of any kind whatsoever, and upon transfer to Xcel of the Repurchase Shares as contemplated by this Agreement, Xcel will receive title thereto free and clear of all liens, encumbrances, charges and assessments of any kind whatsoever. EIS has full power and authority to transfer all of the Repurchase Shares to Xcel without obtaining the consent or approval of any other party. EPIL has not assigned, transferred, participated or otherwise hypothecated the Notes (or any portion thereof) to any other Person.

(viii) No Assignment of Financing Agreement. None of the Elan Entities have assigned any of their respective rights in or obligations under any of the Transaction Documents to any third Person.

(ix) No Default. To the best of their respective knowledge, the Elan Entities are not aware of any violation or default and have no knowledge of any event that, with the passage of time or otherwise, may result in any default on behalf of Xcel under any of the Transaction Documents (it being understood that none of the Elan Entities, with the permission of Xcel, has made any royalty payments to Xcel under the Co-Promotion Agreement since March 31, 2002).

5. Confidentiality.

(a) Confidentiality Obligation. In addition to the restrictions contained in Section 6 below, after the Closing, no Party (a “Disclosing Party”) shall, without the prior written consent of the other Party (the “Non-disclosing Party”), disclose to any Person Confidential Information (as defined below) of the Non-disclosing Party, except to a Disclosing Party’s employees or representatives who need to know such information for any reason contemplated by this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or use any Confidential Information of the Non-disclosing Party for any reason other than contemplated by this Agreement unless such Disclosing Party has used its best efforts to (i) consult with the Non-disclosing Party and obtain the Non-disclosing Party’s prior written consent in a timely manner, and (ii) the Disclosing Party has been advised by counsel that disclosure is required to be made under applicable law or the requirements of the U.S. Securities and Exchange Commission or another similar regulatory body. In the event that the Disclosing Party is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Disclosing Party shall provide the Non-disclosing Party with prompt written notice of such request or demands or other similar process so that the Non-disclosing Party may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Disclosing Party’s compliance with the provisions of this Section 5(a) as appropriate.

(b) Definition. The term “Confidential Information” as used in this Section 5 means (i) as to Xcel, all confidential information relating to business and operations of Xcel and its Affiliates and (ii) as to the Elan Entities, all confidential information relating to the business and operations of such Elan Entities and their respective Affiliates, in the case of each of clauses (i) and (ii) above, whether disclosed prior to or after the date of this Agreement. The term “Confidential Information” does not include information which becomes generally available to the public other than as a result of disclosure by the Disclosing Party, or becomes available to the Disclosing Party on a non-confidential basis from a source other than the Non-disclosing Party, provided, however, that such source is not bound by a confidentiality agreement with the Non-disclosing Party.

(c) Survival of Confidentiality Provisions in Asset Purchase Agreements. Notwithstanding any other provision herein to the contrary, in no event shall this Section 5 or this Agreement be construed to terminate, amend or waive any party’s rights with respect to the confidentiality provisions in the Diastat Asset Purchase Agreement (Section 12.01 thereof) or the Mysoline Asset Purchase Agreement (Section 12.01 thereof), which rights and obligations shall continue in full force and effect.

6. Public Announcement. The form and content of any public announcement to be made by one party hereto regarding this Agreement, or subject matter contained herein, shall be subject to the prior written consent of each other party hereto (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable law upon the advice of counsel, in which event the announcing party shall endeavor to give the other parties hereto reasonable advance notice and review of any such disclosure.

7. Inconsistencies; Other Agreements.

(a) To the extent that any provision of any of the Transaction Documents is inconsistent with the amendment (or termination, as applicable) to such documents effected by this Agreement, each and every such inconsistency, and any and all related breaches or defaults, are hereby waived, and any and all claims as a result thereof are hereby released, by Xcel, on the one hand, and the Elan Entities, on the other hand.

(b) Except as expressly otherwise provided herein (including, without limitation, as provided in Section 3(f)(ii) and Section 3(g)(iii) above), each and every other agreement, understanding or commitment by and between Xcel, on the one hand and any of the Elan Entities, on the other hand, is hereby terminated in its entirety and shall have no further force or effect.

8. Indemnity.

(a) Indemnification by Elan Entities. The Elan Entities hereby agree, jointly and severally, to indemnify, reimburse, defend and hold harmless Xcel, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (including interest, penalties and reasonable fees and disbursements of attorneys paid in connection with the investigation, defense or settlement of any of the foregoing) (collectively, “Damages”), to the extent incurred in connection with, arising out of, resulting from or incident to any inaccuracy or breach of any covenant, representation, warranty or other agreements of any of the Elan Entities hereunder, except to the extent that such Damages resulted from any inaccuracy or breach of any covenant, representation, warranty or other agreement of Xcel hereunder or from Xcel’s gross negligence or willful misconduct. Xcel shall notify the Elan Entities in writing of any such claim for Damages as follows (i) within fifteen (15) days of Xcel’s receipt of service of process for the commencement of suit, or (ii) for non-litigated claims, within thirty (30) days of Xcel’s receipt of a written claim for Damages; provided, however, that in no event shall the Elan Entities be relieved of any liability for indemnity under this Section 8 as a result of a failure by Xcel to notify the Elan Entities of a claim for Damages in the time frames set forth herein unless such failure materially prejudices the Elan Entities’ ability to defend such claim for Damages.

(b) Indemnification by Xcel. Xcel hereby agrees to indemnify, reimburse, defend and hold harmless the Elan Entities, their respective Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages, to the extent incurred in connection with, arising out of, resulting from or incident to any inaccuracy or breach of any covenant, representation, warranty or other agreements of Xcel hereunder, except to the extent that such Damages resulted from any inaccuracy or breach of any covenant, representation, warranty or other agreement of any of the Elan Entities hereunder or from any of the Elan Entities’ gross negligence or willful misconduct. The Elan Entities shall notify Xcel in writing of any such claim for Damages as follows (i) within fifteen (15) days of the Elan Entities’ receipt of service of process for the commencement of suit, or (ii) for non-litigated claims, within thirty (30) days of the Elan Entities’ receipt of a written claim for Damages; provided, however, that in no event shall Xcel be relieved of any liability for indemnity under this Section 8 as a result of a failure by the Elan Entities to notify Xcel of a claim for Damages in the time frames set forth herein unless such failure materially prejudices Xcel’s ability to defend such claim for Damages.

(c) Survival of Indemnity in Asset Purchase Agreements. Notwithstanding any other provision herein to the contrary, in no event shall this Section 8 or this Agreement be construed to terminate, amend or waive any party’s rights with respect to the indemnity provisions in the Diastat Asset Purchase Agreement (Section 11.02 thereof) or the Mysoline Asset Purchase Agreement (Section 11.01 thereof), which rights and obligations shall continue in full force and effect.

9. Waiver and Release.

(a) General Waiver and Release. Subject to Section 9(b) below, Xcel, on the one hand, and the Elan Entities, on the other hand, hereby irrevocably waive, release and discharge the other party from any and all liabilities and obligations of any kind or nature whatsoever arising out of the transactions contemplated by the Transaction Documents, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding (including, without limitation, any of the Transaction Documents and any agreements or documents contemplated thereby) or otherwise at law or equity and such party will not seek to recover any amounts in connection therewith or thereunder from the other party. Each party hereby acknowledges and agrees that it is familiar with the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTENT TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” Being aware of such provision of law, each party hereby expressly agrees to waive any rights such party may have thereunder, as well as any other statutes of common law principles of similar effect.

(b) Certain Exceptions. Notwithstanding any other provision herein to the contrary, in no event shall the foregoing release and waiver set forth in Section 9(a) above be deemed to constitute any release or waiver of any claim arising from or related to any of the following: (i) a breach by any party of any provision of this Agreement, (ii) a breach by EPI, EPIL or Xcel of the provisions of the Diastat Asset Purchase Agreement or (iii) a breach by EPIL or Xcel of the provisions of the Mysoline Asset Purchase Agreement.

10. Miscellaneous

(a) Further Assurances. On and after the Closing, Xcel, on the one hand, and the Elan Entities, on the other hand, shall from time to time, at the request of the other party, (i) execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as such party may reasonably request in order to consummate the transactions contemplated hereby (including, without limitation, executing any documents required to terminate any liens held by any of the Elan Entities with respect to any assets of Xcel in Canada or any province thereof), (ii) use its commercially reasonable efforts to obtain all consents and waivers and to resolve all impracticalities of, and matters affecting, assignment or transfer necessary to effect the transactions contemplated by this Agreement and (iii) take any other actions reasonably required to implement the intent of this Agreement.

(b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

(c) Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of Section 5 above (Confidentiality) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that each party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of Section 5 above by the other party and to enforce specifically the terms and provisions of Section 5 above in any court of the United States or any state having jurisdiction (this right being in addition to any other remedy to which the party may be entitled at law or in equity).

(d) Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

(e) Notices. All notices shall be in writing and shall be given by facsimile transmission or by registered or certified letter to the parties at their respective addresses set forth below (or such other address as a party may designate from time to time in writing to the other parties to this Agreement). All notices, if given or made by registered or certified letter, shall be deemed to have been received on the earlier of the date actually received and the date three (3) business days after the same was posted, and if given or made by facsimile transmission, shall be deemed to have been received at the time of dispatch, unless such time of deemed receipt is not during the normal business hours (i.e., 8:00 a.m. to 5:00 p.m., Pacific time) of a business day, in which case the date of deemed receipt shall be the next succeeding business day:

Xcel:

Xcel Pharmaceuticals, Inc.

6363 Greenwich Drive, Suite 100

San Diego, CA 92122

Facsimile: (858) 202-2799

Attention: Chief Financial Officer

With a copy to:

Pillsbury Winthrop LLP

101 W. Broadway, Suite 1800

San Diego, CA 92101

Facsimile: (619) 236-1995

Attention: David R. Snyder, Esq.

Elan Entities:

Elan Pharmaceuticals, Inc.

800 Gateway Boulevard

South San Francisco, CA 94080

Facsimile: (650) 553-7165

Attention: Vice President, Legal Affairs

and

Elan Pharma International Limited

c/o Elan International Services, Ltd.

102 St. James Court

Flatts, Smiths, FL-04

Bermuda

Facsimile: (441) 292-2224

Attention: President

and

Elan International Services, Ltd.

102 St. James Court

Flatts, Smiths, FL-04

Bermuda

Facsimile: (441) 292-2224

Attention: President

In each case with a copy to:

Cahill Gordon & Reindel

80 Pine Street

New York, NY 10005

Facsimile: (212) 269-5420

Attention: William M. Hartnett, Esq.

(f) Assignment. This Agreement may not be assigned by any party without the prior written consent of all other parties; provided, however, that any party may assign its rights and obligations under this Agreement to a third Person that merges with, or purchases all or substantially all of the assets of, such party. Any assignment in violation of this Section 10(f) shall be void.

(g) Modifications and Amendments. This Agreement shall not be modified or otherwise amended except pursuant to a written agreement executed and delivered by each of the parties hereto.

(h) Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. The Exhibits attached hereto are incorporated herein by reference and comprise a part of this Agreement as though fully set forth herein. Any amendment or modification of any provision of this Agreement must be in writing and signed by both parties hereto.

(i) Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

(j) Expenses. Each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

(k) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(l) Counterparts. This Agreement may be executed in any number of counterparts and each full set of such counterparts shall be deemed to be an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective as of the date first above written.

EPI: Elan Pharmaceuticals, Inc.		XCEL: Xcel Pharmaceuticals, Inc.

By:	/s/ DAVID HURLEY	By:	/s/ MICHAEL BORER
Name:	David Hurley	Name:	Michael T. Borer
Its:	CFO	Its:	President and Chief Executive Officer

EPIL: Elan Pharma International Ltd

By:	/s/ KEVIN INSLEY
Name:	Kevin Insley
Its:	Authorized Signatory

EIS: Elan International Services Ltd

By:	/s/ KEVIN INSLEY
Name:	Kevin Insley
Its:	President

[SIGNATURE PAGE TO OMNIBUS AMENDMENT AND

TERMINATION AGREEMENT]

EXHIBIT A

Lien Release

[attached]

RELEASE OF SECURITY INTERESTS IN

INTELLECTUAL PROPERTY

This Release of Security Interests in Intellectual Property (the “Release”) is executed this 31st day of March, 2003 by Elan Pharma International Limited, a corporation organized under the laws of the Republic of Ireland (“EPIL”), for the benefit of Xcel Pharmaceuticals, Inc., a Delaware corporation (“Xcel”), with reference to the following facts (all terms with initial letters capitalized which are used but not defined herein shall have their respective meanings as set forth in the Omnibus Amendment, as defined below):

A. As of March 31, 2001, Xcel and EPIL entered into that certain Patent and Trademark Security Agreement for the benefit of EPIL (the “Patent and Trademark Security Agreement”) with respect to certain Collateral (as defined therein), including, without limitation, certain of those patents and trademarks listed on Exhibit A, attached hereto. The Patent and Trademark Security Agreement was filed and recorded with the United States Patent and Trademark Office (the “PTO”).

B. As of March 31, 2001, Xcel and EPIL entered into that certain Security Agreement (the “Security Agreement”) for the benefit of EPIL.

C. As of March 31, 2003, Xcel and EPIL, among other parties, entered into that certain Omnibus Amendment and Termination Agreement (the “Omnibus Amendment”), pursuant to which, among other things: (i) EPIL agreed that no Obligations (as such term is defined in the Financing Agreement) remain outstanding, and (ii) EPIL released any right or title to, or interest in, any of the Collateral (as such term is defined under the Patent and Trademark Security Agreement and under the Security Agreement), including, without limitation, any Liens. This Release is intended to provide additional evidence of the termination of such right or title to, or interest in, the Collateral and the concurrent termination by EPIL of any Liens with respect to such Collateral.

NOW, THEREFORE, in respect of the foregoing premises, EPIL agrees as follows:

1. Release. EPIL hereby terminates and releases any of its security interests in the Collateral (including, without limitation, those patents and trademarks set forth on Attachment A, attached hereto) as evidenced by the Patent and Trademark Security Agreement and the Security Agreement and agrees to the release of the Liens. EPIL acknowledges and agrees that no Obligations (as such term is defined in the Financing Agreement) remain outstanding.

2. Effective Date. This termination and release of the security interest in the Collateral is effective as of March 31, 2003.

3. Filing. EPIL acknowledges and agrees that this Release may be filed by Xcel with the PTO or with any other appropriate filing authority to evidence the termination of the security interest of EPIL in the Collateral and the release of the Liens.

IN WITNESS WHEREOF, EPIL has caused this Release to be duly executed by its duly authorized officer.

Elan Pharma International Limited a corporation organized under the laws of the Republic of Ireland

By:	/s/ KEVIN INSLEY
Name: Kevin Insley Title: Authorized Signatory Date: March 27, 2003

ACKNOWLEDGEMENT

City of Hamilton Bermuda	} } ss. }

On this 27th day of March, 2003, before me, David J. Doyle, the undersigned, personally appeared Kevin Insley personally known to me (or proved to me on the basis of satisfactory evidence) to be the same person(s) whose name(s) is (are) signed to the foregoing instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ David J. Doyle
Notary Public/Commissioner of Oaths

[SEAL]	DAVID J. DOYLE, J.P. NOTARY PUBLIC & COMMISSIONER FOR OATHS (TEL: 441 295 1422) CLARENDON HOUSE CHURCH STREET HAMILTON BERMUDA

ATTACHMENT A

Patents and Trademarks

Issued Patents

COUNTRY	FILE/ISSUE DATES	PATENT NO.	TITLE	STATUS
UNITED STATES	Filed: 9/17/1993 Issued: 10/31/1995	5,462,740	Rectally-Administered, Epileptic-Seizure-Inhibiting Composition (Diastat)	ISSUED

CANADA	Filed: 09/12/1994	Canadian Patent Application Serial No. 2,171,627	Rectally-Administered Epileptic-Seizure Composition (Diastat)	PENDING

UNITED STATES	Filed: 10/26/1990 Issued: 12/8/1992	5,169,849	Nasal Pharmaceutical Composition (Migranal)	ISSUED

UNITED STATES	(expired)	4,526,302	Adapter device for spraying the contents of a sectile ampule	ISSUED

Trademarks

REGISTRATION NO.	REGISTRATION DATE	FILING DATE	REGISTERED OWNER/ ASSIGNEE	MARK
1,819,386	2/1/1994	4/03/1992	Xcel Pharmaceuticals, Inc.	DIASTAT

569,143	1/13/1953	10/19/1951	Xcel Pharmaceuticals, Inc.	MYSOLINE

538,654	2/27/1951	11/8/1949	Xcel Pharmaceuticals, Inc.	D.H.E. 45

2,048,040	3/25/1997	6/16/1993	Xcel Pharmaceuticals, Inc.	MIGRANAL

2,057,798	4/29/1997	7/27/1994	Xcel Pharmaceuticals, Inc.	MIGRAMIST

2,640,799	10/22/2002	4/4/2001	Xcel Pharmaceuticals, Inc.	XCEL PHARMACEUTICALS

Canadian Trademark Registration No. TMA465699	11/01/1996	12/18/1995	Xcel Pharmaceuticals, Inc.	DIASTAT

Canadian Trademark Application No. TMA1084444	Pending	11/30/2000	Xcel Pharmaceuticals, Inc.	DIASTAT

EXHIBIT B

Signature Page to Second Amended and Restated Voting Agreement

[attached]

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED VOTING AGREEMENT

DATED AS OF MARCH     , 2003

XCEL PHARMACEUTICALS, INC.

The undersigned hereby executes and delivers the Second Amended and Restated Voting Agreement (the “Agreement”) to which this Signature Page is attached effective as of March     , 2003, which Agreement and Signature Page, together with all counterparts of such Agreement and Signature Page of the other parties with respect to such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

ELAN INTERNATIONAL SERVICES LTD*

By:

Name:

Its:

Series A Shares: 3,000,000

* By executing and delivering this Signature Page, Elan International Services Ltd acknowledges, agrees and consents to the amendment to the Agreement to terminate the rights and obligations of Elan International Services Ltd thereunder.